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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                     FORM 8-A/A
                                  (AMENDMENT NO. 3)


                   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                             SECURITIES EXCHANGE ACT OF 1934


                           ENCHIRA BIOTECHNOLOGY CORPORATION
               (Exact name of registrant as specified in its charter)


                        ENERGY BIOSYSTEMS CORPORATION
                                (Former name)


                DELAWARE                                   04-3078857
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                4200 RESEARCH FOREST DRIVE
                   THE WOODLANDS, TEXAS                         77381
        (Address of principal executive office)               (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                     None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                       PREFERRED SHARE PURCHASE RIGHTS
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Item 1 of the registrant's Form 8-A is hereby amended as follows:

         The Company has amended its Stockholder Rights Agreement to (i) terminate Harris Trust and Savings Bank as Rights Agent under the Stockholder Rights Agreement, (ii) appoint Computershare Investor Services, LLC to replace Harris Trust as Rights Agent under the Stockholder Rights Agreement and (iii) exclude from the definition of an "Acquiring Person" (as defined in the Stockholder Rights Agreement) any person who exceeds 20% of the Company's Common Shares (as defined in the Stockholder Rights Agreement) solely as a result of the conversion or redemption of shares of the Company's Series B Preferred Stock. Amendments are made to Section 11(a)(ii) of the Stockholder Rights Agreement to conform with the amendment excluding persons who acquire more than 20% of the Common Shares solely as the result of the conversion or redemption of Series B Preferred Stock from the definition of an Acquiring Person. Finally, amendments were made to eliminate Ethyl Corporation, Gryphon Ventures II, Limited Partnership and William M. Haney, III from the exclusion to the definition of Acquiring Person.

ITEM 2.  EXHIBITS

         The following exhibits to this Registration Statement on Form 8-A/A, which constitute all constituent instruments defining the rights of the holders of the Company's Common Stock, including any contracts or other documents which limit or qualify the rights of such holders, are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

         3.1(a) Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2 to Post Effective Amendment No. 1 (the "1993 8-A Amendment") to the Company's Registration Statement on Form 8-A as filed with the Commission on March 15, 1993).

         3.1(b) Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed June 22, 2000).

         3.1(c)  Certificate of Designation of Series One Junior
                 Participating Preferred Stock (incorporated by reference to
                 Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

         3.2 Bylaws (incorporated by reference to Exhibit 3 to the 1993 8-A Amendment).

         4.1 Stockholder Rights Agreement, dated March 8, 1995, between the Company and Society National Bank (predecessor in interest to Harris Trust and Savings Bank) as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A (the "Form 8-A") filed with the Securities and Exchange Commission on March 13, 1995).

         4.2 Form of Rights Certificate (incorporated by reference to Exhibit B to the Stockholder Rights Agreement filed as Exhibit1 to the Form 8-A).


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         4.3     First Amendment to Stockholder Rights Agreement, dated as of
                 April 30, 1997, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to
                 Exhibit 4.3 to Amendment No. 2 to the Company's Registration Statement on Form 8-A/A as filed with the Commission on June 23, 2000).

         4.4 Second Amendment to Stockholder Rights Agreement, dated as of June 22, 2000, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to
                 Exhibit 4.4 to Amendment No. 2 to the Company's Registration Statement on Form 8-A/A as filed with the Commission on June 23, 2000).

         4.5* Third Amendment to Stockholder Rights Agreement, dated as of February 20, 2002, between the Company, Computershare Investor Services, LLC and Harris Trust and Savings Bank.

* Filed herewith.




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                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 ENCHIRA BIOTECHNOLOGY CORPORATION


                                 By: /s/ Paul G. Brown, III
                                    --------------------------------------------
                                     Paul G. Brown, III
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Secretary


Dated: February 25, 2002






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                                    EXHIBIT INDEX


Exhibit No.
-----------

     3.1(a) Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2 to Post Effective Amendment No. 1 (the "1993 8-A Amendment") to the Company's Registration Statement on Form 8-A as filed with the Commission on March 15, 1993).

     3.1(b) Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed June 22, 2000).

     3.1(c) Certificate of Designation of Series One Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

     3.2 Bylaws (incorporated by reference to Exhibit 3 to the 1993 8-A Amendment).

     4.1 Stockholder Rights Agreement, dated March 8, 1995, between the Company and Society National Bank (predecessor in interest to Harris Trust and Savings Bank) as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A (the "Form 8-A") filed with the Securities and Exchange Commission on March 13, 1995).

     4.2      Form of Rights Certificate (incorporated by reference to
              Exhibit B to the Stockholder Rights Agreement filed as Exhibit 1 to the Form 8-A.

     4.3 First Amendment to Stockholder Rights Agreement, dated as of April 30, 1997, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Company's Registration Statement on Form 8-A/A as filed with the Commission on June 23, 2000).

     4.4 Second Amendment to Stockholder Rights Agreement, dated as of June 22, 2000, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Company's Registration Statement on Form 8-A/A as filed with the Commission on June 23, 2000).

     4.5* Third Amendment to Stockholder Rights Agreement, dated as of February 20, 2002, between the Company, Computershare Investor Services, LLC and Harris Trust and Savings Bank.

     * Filed herewith.



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